Exhibit 99.1

Great Elm Capital Corp. Announces

AMENDED AND UPSIZED REVOLVING CREDIT FACILITY

PALM BEACH GARDENS, Florida, August 13, 2025 – Great Elm Capital Corp. (“we,” “our,” the “Company” or “GECC”) (NASDAQ: GECC), a business development company, today announced it has entered into an amendment to its revolving credit facility (the “Revolving Credit Facility”) with City National Bank (“CNB”) to, among other things, increase the borrowing capacity under the Revolving Credit Facility from $25.0 million to $50.0 million. The amendment allows the Company, under certain circumstances, to increase the overall borrowing capacity to a maximum of $90.0 million. In addition, the amendment reduces the interest rate on the Revolving Credit Facility to the applicable Secured Overnight Financing Rate ("SOFR") plus 2.50% from SOFR plus 3.00%.

“We are very pleased to announce this amendment to our revolving credit facility with CNB,” said Matt Kaplan, GECC’s Chief Executive Officer. “The increased borrowing capacity is a testament to our growing capital base and strong operational performance since partnering with CNB on the initial $25.0 million commitment in 2021. The amended facility not only reduces our borrowing costs, but it also enhances our flexibility to fund attractive opportunities with compelling, risk-adjusted returns. Additionally, we believe shifting our liability mix to more floating rate debt is a prudent step in the current interest rate environment.”

About Great Elm Capital Corp.

GECC is an externally managed business development company that seeks to generate current income and capital appreciation by investing in debt and income generating equity securities, including investments in specialty finance businesses and CLOs. For additional information, please visit http://www.greatelmcc.com.

Cautionary Statement Regarding Forward-Looking Statements

Statements in this communication that are not historical facts are “forward-looking” statements within the meaning of the federal securities laws. These statements include statements regarding our future business plans and expectations. These statements are often, but not always, made through the use of words or phrases such as “expect,” “anticipate,” “should,” “will,” “estimate,” “designed,” “seek,” “continue,” “upside,” “potential” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. The key factors that could cause actual results to differ materially from those projected in the forward-looking statements include, without limitation: conditions in the credit markets, our expected financings and investments, including interest rate volatility, inflationary pressure, the price of GECC common stock and the performance of GECC’s portfolio and investment manager. Information concerning these and other factors can be found in GECC’s Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. GECC assumes no obligation to, and expressly disclaims any duty to, update any forward-looking statements contained in this communication or to conform prior statements to actual results or revised expectations except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

This press release does not constitute an offer of any securities for sale.

Media & Investor Contact:

Investor Relations

investorrelations@greatelmcap.com